Exhibit 10.1

ALLONGE TO NON-NEGOTIABLE, SUBORDINATED NOTE
DUE MAY 30, 2009

_____________________________

Fresno, California
July 25, 2008

The Allonge is made with reference to the Non-Negotiable, Subordinated Note with a Maturity Date of May 30, 2009, made by Gottschalks Inc., a Delaware corporation, in favor of The Harris Company, a California corporation, in the principal amount of Twenty Two Million, One Hundred Seventy Nine Thousand, Five Hundred and Ninety Eight Dollars ($22,179,598.00), and dated December 7, 2004.

1, The Principal Amount on the date hereof is Sixteen Million One Hundred Seventy-Nine Thousand Five Hundred Ninety Eight Dollars ($16,179, 598.00).

2. An additional Principal payment of $2,000,000 shall be made on February 20, 2010 (Paragraph 3(a)(iii)).

3. The Maturity Date Payment is extended to May 30, 2010 (Paragraph 3(a)(iv)).

3. The Maturity Date Payment shall be Twelve Million Dollars ($12,179,598.00).

4. There shall be added to Paragraph 6, as subparagraph (c)(vii), a new subparagraph, which shall read in full as follows:

(c)(vii) "Preferred Stock" means stock representing a class of ownership with a stated dividend that is paid before dividends to the holders of common stock and having priority over the holders of common stock on earnings and assets in the event of liquidation after creditors are repaid, which such stock may or may not be convertible into common stock and which may or may not be entitled to voting rights.

5. Subparagraph (c) of Paragraph 6 shall be re-lettered to (d) after the addition of (c)(vii) as provided in 4 hereof, and there shall be added to Paragraph 6, as new subparagraph (c), which shall read in full as follows:

(c) Preferred Stock. Within thirty (30) days of the issuance of any Preferred Stock, Creditor, at its sole discretion, may declare the Principal Amount, together with the accrued Interest thereon, to be due and payable, in which event the Principal Amount, together with the accrued Interest thereon, shall become due and payable by Debtor within ten (10) days thereof without presentment, demand, notice, protest, or other requirements of any kind (all of which are expressly waived by Debtor).

Except as expressly set forth herein, the Non-Negotiable Subordinated Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Allonge to be executed and delivered by its duly authorized officers, as of the day and year and the place first written above.

GOTTSCHALKS INC.

By: /s/ James R. Famalette

James R. Famalette
President and CEO

THE HARRIS COMPANY

By: /s/ Jorge Pont

Jorge Pont
President and CEO